Form C

Cover Page

Name of issuer:

FOODNOME, INC.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 12/8/2016

Physical address of issuer:

6894 BROOKVIEW COURT
LIVERMORE CA 94551

Website of issuer:

http://WWW.FOODNOME.COM

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

3/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$8,440.04	$25,150.00
Cash & Cash Equivalents:	$8,440.04	$25,150.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$50,000.00	$25,000.00
Revenues/Sales:	$900.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($41,709.96)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

FOODNOME, INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
ROB SONI	Chairman, Co-Founder & CEO	Nexstreem, Incorporated	2016
JNYANESHWAR PRABHU	CEO	iMiners, Inc.	2016
AKSHAY PRABHU	PRESIDENT & CEO	FOODNOME, INC.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
AKSHAY PRABHU	President	2016
AKSHAY PRABHU	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
JNYANESHWAR PRABHU	500000.0 COMMON STOCK	33.3
ROB SONI	500000.0 COMMON STOCK	33.3
AKSHAY PRABHU	500000.0 COMMON STOCK	33.3

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Foodnome is a technology company in the food industry and it faces significant regulatory and compliance risks from the federal, state, and local governments and various other organizations.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We face execution risks with regards to our software development. We might not be able to hire and retain our software engineers.

We already face competition from other companies, and after the passing of AB-626 we expect even more companies to compete with us and some of which might have received more funding than we have. One or more of the company's competitors could offer services similar to those offered by us at significantly lower prices, which would cause downward pressure on the prices the company would be able to charge for its services. If the company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the company's results of operations and financial condition.

We may require funds in excess of our existing cash resources to fund operating expenses, develop new products, expand our marketing capabilities, and finance general and administrative activities.

Investments in startups are speculative and you should be able to afford and be prepared to lose your entire investment.

Foodnome is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of achieving profitability should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development. The company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

For Foodnome to succeed, we will need to expand significantly. There can be no assurance that it will achieve this expansion. Expansion may place a significant strain on the company's management, operational and financial resources. To manage growth, the company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the company's current and planned personnel, systems, procedures, and controls will be adequate to support its future operations. The company's failure to manage growth effectively could have a material adverse effect on its business, results of operations, and financial condition.

While we believe that there will be customer demand for our products, there is no assurance that there will be broad market acceptance of the company's offerings. There also may not be broad market acceptance of the company's offerings if its competitors offer products which are preferred by prospective customers. In such event, there may be a material adverse effect on the company's results of operations and financial condition, and the company may not be able to achieve its goals.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	25% towards Software Development, 25% towards Business Development, 45% towards hiring, 5% Wefunder Fees

If we raise:	**$107,000**
Use of Proceeds:	25% towards Software Development, 25% towards Business Development, 45% towards hiring, 5% Wefunder Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $5,000,000.00 valuation cap; 0.000% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").
At the closing of the Qualified Financing resulting in the conversion of this Note pursuant to this Section 2, the Holder shall receive the same Financing Stock issued by the Company to the other purchasers participating in the Qualified Financing upon the same terms and conditions applicable to such other purchasers.

Amount to be Offered: The goal of the raise is $50,000.00

Valuation Cap: $5,000,000.00

Maturity Date: 24 months from the Effective Date.

Interest Rate: Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

Conversion and Repayment

(a) Maturity

The entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable upon written demand by the Holder any time after the earlier of (a) 24 months after the date of this Note and (b) the closing of a Sale Transaction (as the case may be, the *"Maturity Date"*). For purposes of this Note, the term "*Sale Transaction*" means the occurrence (whether in a single transaction or a series of related transactions) of one or more of the following events: (i) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or (ii) a merger, consolidation, reorganization, recapitalization or other similar transaction involving the Company, or the sale of stock of the Company (excluding a Qualified Financing in which the Note is converted), in each case where the stockholders of the Company immediately prior to such event do not retain beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of, and interest in, the successor entity or the entity that controls the successor entity.

(b) Automatic Conversion:

If a Qualified Financing is completed on or before the Maturity Date, the outstanding principal amount of this Note, together with accrued and unpaid interest due hereunder, shall be automatically converted into fully paid and nonassessable shares of Financing Stock concurrently with the closing of the Qualified Financing at a conversion price per share equal to the lesser of (a) the lowest per share price of the Financing Stock sold in the Qualified Financing and (b) the Maximum Conversion Price. "Qualified Financing" means the consummation of the sale of shares of equity securities of the Company (the "Financing Stock") resulting in gross proceeds to the Company of at least $2,000,000 (exclusive of proceeds resulting from conversion of the Notes). "Maximum Conversion Price" means the quotient obtained by dividing (i) $5,000,000 by (ii) the total number of shares of common stock of the Company outstanding immediately prior to conversion of this Note. For purposes of calculating the Maximum Conversion Price, the total number of shares of common stock of the Company outstanding shall be deemed to include shares of common stock issuable upon the exercise or conversion of outstanding stock options, warrants or other convertible securities of the Company (excluding the Notes). At the closing of the Qualified Financing resulting in the conversion of this Note pursuant to this Section 2, the Holder shall receive the same Financing Stock issued by the Company to the other purchasers participating in the Qualified Financing upon the same terms and conditions applicable to such other purchasers. In addition, the Holder shall be entitled to become a party to any additional agreements entered into by the other purchasers and the Company in connection with the Qualified Financing.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

SPV. The Investor hereby agrees to take any and all actions determined by the Company's board of directors in good faith to be advisable to reorganize this instrument and any shares of the Capital Stock issued pursuant to the terms of this instrument into a special-purpose vehicle or any entity designed to aggregate the interests of holders of the Convertible Note.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "**Repurchase**," and such greater value, the "**Repurchase Value**"); *provided, however*, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "**Aggregate Value**"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term, covenant, agreement or condition of this Note may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), with the consent of (a) the Holder or (b) holders of a majority in principal amount of all Notes, provided that any such amendment or waiver effected without the consent of the Holder shall apply to all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	1,500,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

As of October 2018 the company has only authorized common stock. Common stock holders have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares. As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to the lesser of (i) 100% of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of $5,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt). Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	12/06/16
Amount	$25,000.00
Interest rate	6.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	06/04/17

The maturity date has been informally extended by verbal agreement.

Convertible Note

Issue date	05/24/17
Amount	$25,000.00
Interest rate	6.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	11/20/17

The maturity date has been informally extended by verbal agreement.

Convertible Note

Issue date	09/24/18
Amount	$100,000.00
Interest rate	6.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	03/23/19

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
5/2017	Section 4(a)(2)	Convertible Note	$25,000	General operations
9/2018	Section 4(a)(2)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Rob Soni
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	12/05/16
Interest rate	6.0% per annum
Discount rate	0.0%
Maturity date	06/04/17
Valuation cap	$5,000,000.00
Relationship	Board Member

Converts to common stock. The maturity date has been informally extended by verbal agreement.

Name	Rob Soni
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	05/23/17
Interest rate	6.0% per annum
Discount rate	0.0%
Maturity date	11/20/17
Valuation cap	$5,000,000.00
Relationship	Board Member

Converts to common stock. The maturity date has been informally extended by verbal agreement.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We helped make it legal for people in California to open their kitchen to the public (AB 626). Now, we're enabling and empowering cooks to manage, market and monetize their own home restaurant allowing everyone to socialize and enjoy local, delicious, homemade meals.

In our first 4 months of operations, we helped 13 cooks host 45 events in Yolo County. Now, as AB 626 takes effect in January 2019, we're getting ready to change the way more communities eat. We aim to connect and create communities through food, expanding to at least 4 different communities a year.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

FOODNOME, INC. was incorporated in the State of Delaware in December 2016.

Since then, we have:

- Within 4 months of launch, we helped 13 cooks host 45 events. We have hosted everything from private parties, to corporate lunches to larger catering events.
- We helped rally for the legalization of homemade food in CA (AB 626). With our community rallies and lobbying Jerry Brown signed out Bill on Sep 18, 2018.
- We're working with a senator in Oklahoma to legalize homemade food in OK.

Historical Results of Operations

Our company was organized in December 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $900 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $8,440.04, including $8,440.04 in cash. As of December 31, 2016, the Company had $25,150 in total assets, including $25,150 in cash.
- *Net Loss.* The Company has had net losses of $41,709.96 and net income of $0 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $50,000 for the fiscal year ended December 31, 2017 and $25,000 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $150,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

FOODNOME, INC. cash in hand is $102,275, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $300/month, for an average burn rate of $300 per month. Although we cannot guarantee it, our intent is to be profitable in 12 months. That assumption is based off of some home restaurants making between $20k - $25k annually. Because we charge a 20% fee (to the diners) on that, we hope that this will allow us to reach profitability around the end of 2019.

There have been no significant material changes in our finances or operations since the date of our financials.

We plan to concentrate on growing our user base of both cooks and diners in the next six months and we will not see much revenue growth during that stage. However, we should start seeing a significant increase in revenue once the network of cooks and diners is established. At the same time we expect expenses to increase as we hire and run the business.

We do not have any other sources of capital at this time but we plan to raise funds from venture capital simultaneously. In order to reach it's next phase of growth, the company plans to raise at least $600,000 in this round from Wefunder and outside investors.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, AKSHAY PRABHU, certify that:

(1) the financial statements of FOODNOME, INC. included in this Form are true and complete in all material respects ; and

(2) the tax return information of FOODNOME, INC. included in this Form reflects accurately the information reported on the tax return for FOODNOME, INC. filed for the fiscal year ended 2017.

AKSHAY PRABHU
PRESIDENT & CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://foodnome.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Foodnome Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

AKSHAY PRABHU
JNYANESHWAR PRABHU
ROB SONI

Appendix E: Supporting Documents

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.



INVEST IN FOODNOME

maximum target met

$0

raised of $0 maximum target from 0 investors

A home restaurant tool and marketplace

We helped make it legal for people in California to open their kitchen to the public (AB 626). Now, we're enabling and empowering cooks to manage, market and monetize their own home restaurant allowing everyone to socialize and enjoy local, delicious, homemade meals.



Akshay Prabhu
CEO
Advocate for food justice & homegrown dining with a love for Cooking and the food underground

Why you may want to invest

1. Within 4 months of launch, we helped 13 cooks host 45 events. We have hosted everything from private parties, to corporate lunches to larger catering events.
2. We helped rally for the legalization of homemade food in CA (AB 626). With our community rallies and lobbying Jerry Brown signed out Bill on Sep 18, 2018.
3. We're working with a senator in Oklahoma to legalize homemade food in OK.

Our Ambition

In our first 4 months of operations, we helped 13 cooks host 45 events in Yolo County. Now, as AB 626 takes effect in January 2019, we're getting ready to change the way more communities eat. We aim to connect and create communities through food, expanding to at least 4 different communities a year.

foodnome.com

$ 100 min

REMIND ME (2)

What you are investing in

Custom Convertible Note

$5M valuation cap

6% interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return

Learn more about convertible notes

technology software food

Why I Like Foodnome

Sharing meals and conversation are what Foodnome is all about. Akshay Prahbu is working to bring a sense of community back to Davis neighborhoods. Foodnome dinner parties showcase talents of local chefs in Davis.

Jenice Tupolo
WRITER FOR DAILY DEMOCRAT

THE BUZZ ABOUT FOODNOME

Glad to have a socially-oriented company working to re-connect people to their food.

Peter Ruddock

Advisor to the COOK Alliance.

Foodnome is an amazing idea, powering home chefs to become entrepreneurs and connecting people in communities to fabulous and varied food! This is the "sharing economy" put in service of the whole food system; people without the capital to open a restaurant can earn their living cooking recipes they love for an audience that is eager to explore and learn. I can't wait to see it grow, flourish, and come to NYC!

Mino Capossela

grea up in family owned restaurants, worked in food-system non-profits, priivate investor

Foodnome was a great way for me to share my grandma's cuisine with my friends.

Janet Li

Food enthusiast and life long eater

"Akshay is that rare combination— a passionate and persuasive organizer who understands the methodology of tech and business and wants to use the combination to benefit his community. And he's also an incredibly talented cook to boot! I can wholeheartedly endorse Akshay as having the right mix of idealism and pragmatic capability. Excited to support Foodnome as it grows."

Matt Jorgensen

Founder & Coordinator, C.O.O.K. Alliance


Local Dirt
KDVS 90.3FM Davis, CA

Local Dirt

The views presented here are not necessarily those of The University of California Regents, The Associated Students of the University of California Davis, KDVS, or its sponsors.
October 11, 2018 @ kdvs.org

pressreader

PressReader.com - Connecting People Through News

Connecting People through News. All-you-can-read digital newsstand with thousands of the world's most popular newspapers and magazines. Vast selection of top stories in full-content format available for free.
October 8, 2018 @ pressreader.com

Los Angeles Times

Selling home-cooked food will no longer be illegal under measure signed by Gov. Jerry Brown

Governor Brown signed a bill on Tuesday that would allow people to sell food they make themselves, a practice that was previously outlawed due to health concerns. Assembly Bill 626 imposes strict guidelines for what it labels "microenterprise home
September 18, 2018 @ latimes.com

THE NEW FOOD ECONOMY

Thousands of California home cooks are criminals | New Food Economy

UPDATE, 10:39 p.m., EST: California's Democratic Governor Jerry Brown on Tuesday signed the Homemade Food Operations Act (AB 626) into law. Renee McGhee didn't realize she was embarking on a life of crime when she started selling homemade food
September 12, 2018 @ newfoodeconomy.org

MUNCHIES

Inside the Fight to Sell Home-Cooked Food in California

Photo courtesy of Matt Jorgensen/COOK Alliance In towns and cities across the country, many home cooks earn a little extra cash selling their specialties to neighbors-think, perhaps, of the local baker who can be called upon to whip up a
August 24, 2018 @ munchies.vice.com

abc10 (connect)

Proposed California law would let people sell food cooked in home kitchens

When food is really good, people tend to say it "tastes just like homemade." Soon, Californians might be able to (legally) buy home-cooked meals. A new California law would allow "the preparation and sale of meals in private homes," according to a fact
August 23, 2018 @ abc10.com

Bill Would Open Door For Home Cooks To Sell Food Online

SACRAMENTO (CBS13) - Jessica Garcia may not be a chef, but she's proud of her Mexican food. That food has helped raise money for her struggling sister in Tijuana. "I didn't even know that this was illegal until someone else brought it to my attention,"
August 22, 2018 @ sacramento.cbslocal.com

foodnome (@foodnome) Profile, Photos & Recipes | thefeedfeed.com

enabling home-based cooks and diners to share authentic social experiences over homemade meals. #foodnome #homemade
August 9, 2018 @ thefeedfeed.com

Chef Spotlight: Michael Manning - Foodnome - Medium

Chef and nutritionist Michael Manning uses Foodnome as an educational and business platform to help people feel better, one well-planned meal at a time. Manning was working as an EMT when he had an epiphany that nutrition was the best way for him
May 18, 2018 @ medium.com

Yolo County shuts down crowdfunded dinners in Davis

Decentralizing the food system and bringing a sense of community back to neighborhoods is the goal at Foodnome. Co-founders Akshay Prabhu and Caleb Bourg created a site for crowdfunded dinner parties, hosted in Davis. Events,
March 8, 2018 @ dailydemocrat.com

Food Tastes Better When It's Shared

We found our roots in the rich culture of small-town Davis, CA. Here vibrant agricultural innovations and a passion for sustainability flow into an imaginative food scene. We strive to unearth the underground food movement, uproot traditional food systems, and brush the dirt off a homegrown dining experience. At Foodnome, we want you to be able to go anywhere and be immersed in the community through homemade meals.



Creating Communities Through Food

Foodnome is about creating communities by decentralizing the broken food regulation system. We support local cooks by providing a platform for them to turn their own kitchens into a restaurant. After an intensive vetting process, cooks can list their home restaurants on our site while also receiving help in marketing, costing tools, regulatory issues, and produce sourcing. We understand how difficult the restaurant industry can be so we do our best to provide cooks with everything they need to succeed. Then diners and food lovers can search for home restaurants near them to satisfy their cravings for delicious, home-made food in an intimate setting.

But not only are we creating communities, we're doing it without breaking the bank. Our dinners usually cost $10-$20 with cooks keeping everything they make. We make money by charging diners a 20% service fee, a bit like a tip at a restaurant.








We Legalized the Sale of Homemade Food in CA

After launching in November 2017, we helped 13 incredible cooks host 45 events before receiving a cease and desist order from Yolo County in March. But not because our food was bad — because it's delicious — or because people became sick — they didn't — but because of a broken food code regulation system that limits legal preparation of food to industrial kitchens. That's a high bar of entry many people can't afford. At Foodnome, we're committed to fighting this injustice. Which is why we helped pass Assembly Bill 626.

AB 626 legalizes home kitchens, creating a set of regulations for their operation while also setting up rules for internet services like us to help home kitchens meet those regulations.


https://sacramento.cbslocal.com/2018/08/22/home-cooks-selling-food-online/

Our Progress so Far

We built a web app, generated performance indicators, and tested our model. We learned how cooks can excel in first-time entrepreneurship, how to efficiently connect local farmers and producers with small home restaurants, and how communities are created over a nourishing meal.

Our community has brought much-needed change to the food scene in Davis, CA. With the passing of AB 626, we're now ready to expand. And we want to invite you to join us as we prepare for the journey.

With your investment, we hope to hire a web developer to help expand our software to allow counties to manage home restaurants, cooks to monetize their home restaurants, and diners to satisfy their hunger for delicious, home-cooked meals. On the business development side, we hope to hire someone who'll show our cooks, many of whom are first time entrepreneurs, how to get the most out of their home restaurants.

Launched web app

November 2017
Cease and desist
We recieved pushback from YOLO county due to their broken health code.

March 2018
Rally for AB 262
We rallied for the AB 262 bill that would legalize home kitchens. The bill passed in the sena and assembly floo

August 2018
Govenor Jerry Brown signed 262 into law.

September 2018
We recieved a 100K convertible note from Mino Capossela

September 2018
Selected to present at Money Farmfest

October 2018
Get first ever Home Restaurant permit in the US

December 2018
Legalize all home restaurants in Davis, CA

March 2019

June 2019
Develop ingredient aggregation program and reusable Togo system
See how it's styled sorta differently? Yeah.

February 2018

300 × 150

This is an event in the future
See how it's styled sorta differently? Yeah.

How We Make Money

65,000	45	$9.60-$27	20%
cooks running underground businesses in CA	events in first 4 months	how much cooks earn per hour	our service charge per diner

Meet the Founders



Akshay Prabhu

CEO

Advocate for food justice & homegrown dining with a love for Cooking and the food underground



Rob Soni

Chairman

Serial Entrepreneur / VC with a big heart for those who bring food to the table. Part-time.

AND THE REST OF THE TEAM



Hank Teicheira

Full Stack Developer

Farmer and Winemaker converted his passion to tech to change the food system. Part-time.



Scott Iwako

Front-end Developer

Son of a Chef. I have an insatiable hunger to build for the web and my mom's Ramen. Part-time.



Shari Brown

Marketing + Social Media

A dietitian in training with a love of sharing food @naturallyfueled. Part-time.



Li Schmidt

Supply Chain Manager

Helping Home Cooks Connect with Local Farmers + Producers. Part-time.



Geoffrey Mangalam

Cook Relations + Saftey

Has a love for decentralization, Cook empowerment, and keeping people safe. Part-time.

Raised $150,000From 1+ Investors

Mino Capossela

Interview

− COLLAPSE ALL

WF: What is Foodnome? ^

F: Foodnome is a decentralized system of home restaurants. We aim to connect communities and empower home-based cooks to start their own businesses. Basically, we're creating a platform that enables cooks to manage, market, and monetize their own home restaurants. Foodnome connects food and diners. That way, cooks can make money doing what they love. As for diners, why cook when you can have a delicious homemade meal from your neighbor?

WF: How did you come up with the idea for Foodnome? ^

F: I have always had a passion for cooking. I used to watch Food Network with my mom when I was little and try out recipes. I cooked Thanksgiving dinner for my family. When I started college at UC Davis, my housemates and I would take turns cooking for each other. My housemates loved my food so much that they started switching their dish nights so I would cook on their nights as well.

I was trying to figure out what I wanted to do with my life. I was studying neuroscience at the time, but I decided to see if I liked cooking. I started running a pop-up dinner at Davis, inviting members of the community, professors, and friends. It was a pretty big hit. I was charging $20 to $25 for the dinners, generally. These were three course, sit-down meals that I was prepping by myself. People really loved the food and enjoyed the experience, but we did have issues with logistics. Sometimes extra people would show up, or conversely, sometimes people we were expecting wouldn't come. We also had trouble collecting money in advance.

When I graduated, I started thinking about this idea a little bit more. At the time, I had several friends doing similar things. One friend was selling homemade croissants, another was making homemade Guatemalan food, and another was really into fine dining. This is where the idea of Foodnome came together. I started thinking about what a first time entrepreneur needs to start their own home restaurant and how to be efficient.

WF: When did you launch Foodnome?

F:

I graduated in the spring of 2015. I was working part-time and working on Foodnome on the side. I started pitching it to a lot of VCs in the area and some larger firms. We were not getting much traction from high level investors. I got a $50,000 check and used that to start building out the platform.

We launched in November 2017 and had 13 cooks on the platform, with over 45 events taking place between November and the following March. They were everything from Japanese street food to homemade Korean food. We had one event where attendees learned how to process a chicken, with a chicken dinner afterwards. We also did club meetings, corporate lunches, and private parties. We did some graduation parties. We also had several Foodnome home cooks come together and do larger events. We did everything from 50-person events on campus, all the way up to catered events for 300.

WF: What stopped your operations in March?

F: We started getting a lot of press. We were in a lot of school newsletters, the local newspaper, and some podcasts. In March, we got a cease and desist notice from Yolo County. It was preemptive. That caused a community uproar, with people wondering what had happened to Foodnome. We had everything set up with terms of service for hosts and guests. At the end of the day, everyone loves good food and sharing homemade meals with each other, so it's not something strange for the community to stand behind. In that same month, we started working with a nonprofit called The C.O.O.K. Alliance, which had been working on a bill, AB-626, for a while. With them, we hosted a few rallies and gathered letters of support. We sent cooks to attend California senate hearings. Thankfully, with the support of the community, the bill passed a few weeks ago, and Governor Jerry Brown signed it. With this win, we can bring Foodnome back. The bill will go into effect January 1st, 2019.

WF: What do you attribute your advocacy success to?

F: We had tons of community support. We had lots of people coming out to the rallies and lots of press. I think it's really important to get support letters from the right organizations and do a lot of lobbying. We thankfully had some really great legislators cosponsor the bill: California State Senator Scott Wiener and Assemblymember Eduardo Garcia.

Also, this concept is something that really sticks with people and has a lot of bipartisan appeal. On one hand, it affects a lot of underprivileged communities. An immigrant tamale vendor should be allowed to sell their food. On the other, it's a form of deregulation. And everyone, regardless of politics, loves eating a home cooked meal.

WF: How does Foodnome work as a diner?

F: If you're a potential diner, you can use the Foodnome platform to browse for events near you. We use a tag system that allows you to set your dietary preferences. Our platform shows all of the nearby events, including everything from sit-down events to take-out. We also have hosts that have done cook-with-me lessons, where you come to the event ahead of time to learn to make a dish, like a Guatemalan stew, and then enjoy the meal afterwards.

Generally, our dine-in events are for eight to 15 people. They're smaller events, suited for a home restaurant environment. Some hosts use their living room, some do it outside, and we have even had some in parks. The platform is flexible in that way. The hosts can schedule seatings at different times, and we're also implementing a real-time live event option. That way, a cook who wants to serve burritos or sandwiches over lunchtime can create an open event for people to come and go.

WF: Who are your cooks and restaurants? ^

F: A lot of our cooks are from underprivileged communities. They really have a passion for cooking. I had a cook named Michael Manning, who was a clinical nutritionist counselor. He would cook on Foodnome to promote a healthy diet and to tell people about his nutrition classes. We had a cook named Natalie who was trying to pay her way through business school and was just looking to make extra money on the side. Foodnome's goal is to really shift the bell curve so all of our cooks can be profitable. We do that by providing a platform for our cooks who are not natural marketers or who are first time entrepreneurs.

WF: What advantages does Foodnome offer to cooks? ^

F: I like to think of Foodnome as a scholarship for a home cook. They can start their business from scratch, or they can use our platform and get help with marketing, costing tools, and regulatory issues. We also do ingredient sponsorship, where cooks enter a buyer's club that helps source produce.

We vet the cooks intensively. It's a coveted prize to be part of the Foodnome network. Diners go to the Foodnome network because they don't want to take a risk. They know with Foodnome, the food will be good every time.

We're kind of like an Etsy marketplace for homemade food, in some ways. We're giving them the tools to really grow their business. We focus on empowering the cooks and providing them the tools they need to succeed. We're working with a platform called learn.com to create our resources, which will be in the form of online tutorials. The restaurant industry is a hard industry to break into. There is a lot of opportunity for success, but there's also the opportunity to not do so well.

WF: How will the new regulatory changes affect home restaurants? ^

F: The health department will be involved now. Our cooks will be certified home restaurants by the county. A home restaurant will need a business license; a sole proprietorship. Potential cooks will apply on the Foodnome platform, and then we apply directly to the county for those cooks. There are basic requirements set forth by the county, similar to commercial kitchens. For instance, home cooks need a two-bin sink, a bathroom on site, and good ventilation. Their water needs to reach a certain temperature, and their refrigerator needs to be at a certain temperature. Once they meet all of these requirements, they set a menu and hours. The county health department is allowed to do random inspections during their hours. They're not allowed to deviate from their menu, but they are allowed to have their menu for as long as they would like.

WF: Where does the name Foodnome come from? ^

F:

It's a play on the word gastronome. It's gastronomy, but a little less gassy. It's a food person, essentially.

WF: What are you working on now to build traction for your platform? ^

F:

Right now we are in the process of building. Our team consists of two web developers, someone on social media and marketing, and me. I'm running most of the business stuff. Our developers are both UC Davis alumni based in California. It's all in-house. Initially, I tried to do some outsourcing, but I really want to support our community and be close to the people I'm working with. I also have a board and some advisors.

Right now, we're reworking our platform to be fit for these legal home restaurants, applying all the new regulations. We're creating a panel for health inspectors to log in and see all of the home restaurants in their county, when they were last inspected, and what certifications they have. We want to help the county deal with this regulation to incentivize them to move forward. In addition, we're working on our ingredients sponsorship model and building out our dish libraries.

Right now is a critical period for us. We're trying to raise funds, build out the platform, and get ready to engage. I have a bunch of cooks that are eager and waiting to start their home restaurants, and I'm just making sure I get everything set up so that we're ready to go in January.

WF: What is Foodnome's business model?

F:

Foodnome is about empowering cooks, so we don't take a cut from the cooks. If the cooks decide to charge $10, they make $10. Instead, we charge a service fee to the diners, which we are setting at 20%. When you go to any typical restaurant, you tip 15 to 20%, so it feels standard.

Generally, our events cost between $10 and $20 for diners. We've seen cooks make anywhere from $9.60 to $27 an hour. This is based on five hours of work: one for groceries, two for prep work, one for the actual event, and one for cleanup. Ingredient costs are generally 30% of the meal. Our home cooks have less overhead than in a standard restaurant. They are already paying rent and electricity, and they don't have extra employees, so margins are higher.

During our launch, numbers were fairly small, including our revenue. We had about 100 diners at events, but many of those became repeat customers. However, from that initial period, we were able to understand user metrics. We figured out who a cook was, who a diner was, how to acquire cooks and diners. We calculated customer acquisition cost and we created a program called Free Taco Tuesday as a customer acquisition program for diners. We had promo codes up around town. We saw great virality. We realized that we could acquire cooks in food science and agriculture and wine departments at universities, as well as at farmer's markets and food co-ops. We had a customer acquisition cost of $5.63, and calculated a virality coefficient of 1.47.

WF: What are your plans for growth?

F:

There are an estimated 65,000 cooks in California running underground food businesses, or about one in every 1,000 Californians. These people are looking to legalize their business and start their own home restaurants.

Based on AB-626, there is a $50,000 annual cap on sales for each home cook. Assume cooks are making half that, $25,000. We charge a 20% service fee. In the first year, we want to get 51 cooks, which will result in revenue for the restaurants of about $700,000. The ingredients sponsorship, which is a platform that we're building out, should add around $12,000 in revenue. So we're looking at a total revenue for cooks of around $800,000, which means $200,000 in revenue for Foodnome. For the second year, we're assuming an exponential growth of 1.5. We're planning to expand to at least four communities per year.

We're looking to be profitable by the end of the second year. We're raising two million dollars right now to fund two years of operations.

The Foodnome model is to focus on communities, where people are really connected to their food and they know their neighbors. We're not focusing so much on larger cities, where there are already an abundance of food options. We have built the Foodnome model around college campuses, where there are students away from home, missing their family's food, and looking to make connections. We are focusing primarily on expansion in California, where we have the legislation in place, and which is a huge, scalable market. However, we have also had people from other states reach out in interest. For instance, a senator from Oklahoma is working on legislation for his state, with Native American reservations and food deserts in mind.

WF: Do you have competition?

F: We have a few competitors, but we think that Foodnome is really ahead of the curve for several reasons. First, we're focusing on cooks rather than chefs. A lot of our competition is $80 to $160 fine dining experiences, which are really inaccessible to the average person. Second, we're focusing on communities, rather than large cities, where food trends and options are everywhere already.

Finally, we have the timing right. We just legalized this bill. A lot of companies have failed because they didn't have legislation to back their plans. Uber and Airbnb really changed the status quo and what people are comfortable with. If Uber made it okay to ride in a stranger's car, and Airbnb make it okay to sleep in a stranger's home, then Foodnome is making it okay to eat in a stranger's dining room.Those companies understand the sharing economy. Now is the perfect time for this change.

WF: How will Foodnome help home cooks with financial hurdles?

F: Applying for a home restaurant, while not as expensive as a commercial kitchen, still entails costs. There is a $300 inspection fee, plus $500 per year for liability insurance. You also have to pay to get your kitchen up to snuff. You're looking at around $800 of expenses, just to get this thing up and running. With Foodnome, we want to provide some financial support to cooks who have great food and talent, and want to legalize their business, but can't afford that initial $800. We're going to try to help subsidize that by creating an application process so that we really get the best cooks in the platform possible.

WF: Why Wefunder?

F: Foodnome, at the end of the day, is a community movement. It's about bringing people together, decentralizing the food system, making it so the community can provide each other food. I've had several people reach out to me and ask if they could help me in any way or provide financial help. People do free work for me, in some ways. I really think something like Foodnome will really excel with Wefunder.

WF: How do you justify your five million dollar valuation cap?

F: I think Foodnome is going to change the way we eat. In fact, we think it's going to change the food system itself. We're moving away from the Cisco trucks and the larger distributors and creating a decentralized system, which is the best way to scale. We're creating something that can have huge applications worldwide.

We have learned from the mistakes of Uber and Airbnb, and we're working to be better than that. We've seen Uber not take care of their employees, and Foodnome cares about taking care of our employees. We've seen the gentrification effects of Airbnb, and we're putting strongholds in to prevent gentrification. We're working to make the most of the sharing economy and empower people with technology to create something new.

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Hank Teicheira Full Stack Developer EMPLOYEE Oct 18

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RISKS

1 Foodnome is a technology company in the food industry and it faces significant regulatory and compliance risks from the federal, state, and local governments and various other organizations.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Foodnome is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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